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                                                                   Exhibit 23.3


                CONSENT OF ERNST & YOUNG LLP, TAX ADVISOR


We consent to the reference to our firm under the caption "Tax Matters" and to the use of our tax opinion dated June 4, 1999 regarding the U.S. and Canadian federal income tax consequences of the Domestication and Share Consolidation of TomaHawk Corporation, included as an Exhibit to the Registration Statement (Form S-4) of TomaHawk Corporation for the registration of shares of its common stock.

                                                Ernst & Young LLP

San Diego, California
July 6, 1999